Exhibit 99.1

     CATHAY GENERAL BANCORP AND CATHAY BANK DIRECTOR WING K. FAT PASSES AWAY

     LOS ANGELES, Feb. 28 /PRNewswire-FirstCall/ -- Cathay General Bancorp (Nasdaq: CATY) announced today that Mr. Wing K. Fat, a Director of Cathay General Bancorp, died on February 25, 2005, at the age 78. Mr. Fat joined the Board in 1990 when it was first established and has also been a director of Cathay Bank since 1972.

     Dunson K. Cheng, Chairman and President of Cathay General Bancorp stated:
"It is with deep sorrow that we received notification of Wing's passing. During his long and distinguished service as a director, Wing oversaw many of the developments that made our company what it is today. He was respected and liked by all who knew him. He will be greatly missed. The directors and employees of Cathay General Bancorp and Cathay Bank extend their sincere condolences to his wife and their children and family."

     ABOUT CATHAY GENERAL BANCORP
     Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Cathay Bank's website is found at http://www.cathaybank.com/.

SOURCE  Cathay General Bancorp
     -0-                             02/28/2005
     /CONTACT: Monica Chen of Cathay General Bancorp, +1-213-625-4749/ /Web site: http://www.cathaybank.com//
     (CATY)